Exhibit 99.2

F-1

Item 1. Financial statements

MELUHA THERAPEUTICS BERHAD

CONDENSED BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND MARCH 31, 2024

(Currency expressed in United States Dollars (“US$”), except for number of share)

	As of December 31, 2024	As of March 31, 2024
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$300,249	$855,632
Accounts receivable	80,906	107,447
Prepaid expenses, deposits and other receivables	310,946	41,828
Current tax asset	7,133	1,738
Inventory, at cost	45,603	42,025
TOTAL CURRENT ASSETS	$744,837	$1,048,670

NON-CURRENT ASSETS
Plant and equipment, net	$1,312,375	$1,052,879
Right-of-use assets	1,149,879	70,972
TOTAL NON-CURRENT ASSETS	$2,462,254	$1,123,851

TOTAL ASSETS	$3,207,091	$2,172,521

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payables	$21,763	$51,173
Accrued liabilities and other payable	568,493	475,860
Deferred revenue	133,394	501,669
Hire purchase	18,952	29,110
Lease liability	61,251	71,525
Amount due to directors	489,581	463,639
Amount due to related party	241,672	228,708
TOTAL CURRENT LIABILITIES	$1,535,106	$1,821,684

NON-CURRENT LIABILITIES
Lease liability	$1,088,628	$-
Hire purchase	-	10,375
Deferred tax liabilities	73,667	42,635
TOTAL NON-CURRENT LIABILITIES	$1,162,295	$53,010

TOTAL LIABILITIES	$2,697,401	$1,874,694

STOCKHOLDERS’ EQUITY
Common stock:
Issued and outstanding: 10,000,000 shares of no par value, as of December 31, 2024 and March 31, 2024	$-	$-
Additional paid-in capital	3,241,314	3,241,314
Accumulated other comprehensive loss	(814,443)	(832,742)
Accumulated deficit	(1,917,181)	(2,110,745)
TOTAL STOCKHOLDERS’ EQUITY	$509,690	$297,827

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,207,091	$2,172,521

See accompanying notes to the unaudited condensed financial statements.

F-2

MELUHA THERAPEUTICS BERHAD

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2024 AND 2023

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUE	$180,294	$239,706	$1,253,160	$815,994

COST OF REVENUE	(88,088)	(38,215)	(242,804)	(152,737)

GROSS (LOSS)/PROFIT	$92,206	$201,491	$1,010,356	$663,258

GENERAL AND ADMINISTRATIVE EXPENSES	(13,917)	(100,136)	(796,294)	(301,258)

INCOME FROM OPERATIONS	$78,289	$101,355	$214,062	$361,999

OTHER (LOSS)/INCOME	(21,245)	-	5,379	-

GRANT INCOME	-	313,896	-	313,896

INTEREST INCOME	530	1,048	2,193	1,401

FINANCE COST	(713)	(1,334)	(2,773)	(4,627)

INCOME FROM OPERATIONS BEFORE TAX	$56,861	$414,965	$218,861	$672,669

INCOME TAX EXPENSE	(201)	290	(25,297)	(60,161)

NET INCOME	$56,660	$415,255	$193,564	$612,508

OTHER COMPREHENSIVE (LOSS)/INCOME
FOREIGN CURRENCY TRANSLATION (LOSS)/INCOME	(38,679)	464	18,299	18,885

TOTAL COMPREHENSIVE INCOME	$17,981	$415,719	$211,863	$631,393

NET INCOME PER SHARE, BASIC AND DILUTED	$0.0057	$0.0415	$0.0194	$0.0613

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,000,000	10,000,000	10,000,000	10,000,000

See accompanying notes to unaudited condensed financial statements.

F-3

MELUHA THERAPEUTICS BERHAD

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2024 AND 2023

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common Stock
	NUMBER OF Shares	Amount	Additional Paid-in Capital	Accumulated (DEFICIT)/ PROFIT	Accumulated comprehensive loss	Total STOCKHOLDERS EQUITY
Balance as of March 31, 2024	10,000,000	$-	$3,241,314	$(2,110,745)	$(832,742)	$297,827
Net income for the period	-	-	-	64,383	-	64,383
Foreign currency translation	-	-	-	-	616	616
Balance as of June 30, 2024	10,000,000	$-	$3,241,314	$(2,046,362)	$(832,126)	$362,826
Net income for the period	-	-	-	72,521	-	72,521
Foreign currency translation	-	-	-	-	56,362	56,362
Balance as of September 30, 2024	10,000,000	$-	$3,241,314	$(1,973,841)	$(775,764)	$491,709
Net income for the period	-	-	-	56,660	-	56,660
Foreign currency translation	-	-	-	-	(38,679)	(38,679)
Balance as of December 31, 2024	10,000,000	$-	$3,241,314	$(1,917,181)	$(814,443)	$509,690

	Common Stock
	NUMBER OF Shares	Amount	Additional Paid-in Capital	Accumulated (DEFICIT)/ PROFIT	Accumulated comprehensive loss	Total STOCKHOLDERS EQUITY
Balance as of March 31, 2023	10,000,000	$-	$3,241,314	$(2,777,509)	$(847,198)	$(383,393)
Net income for the period	-	-	-	46,670	-	46,670
Foreign currency translation	-	-	-	-	19,251	19,251
Balance as of June 30, 2023	10,000,000	$-	$3,241,314	$(2,730,839)	$(827,947)	$(317,472)
Net income for the period	-	-	-	150,583	-	150,583
Foreign currency translation	-	-	-	-	(830)	(830)
Balance as of September 30, 2023	10,000,000	$-	$3,241,314	$(2,580,256)	$(828,777)	$(167,719)
Net income for the period	-	-	-	415,255	-	415,255
Foreign currency translation	-	-	-	-	464	464
Balance as of December 31, 2023	10,000,000	$-	$3,241,314	$(2,165,001)	$(828,313)	$248,000

See accompanying notes to unaudited condensed financial statements

F-4

MELUHA THERAPEUTICS BERHAD

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2024 AND 2023

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the Nine Months Ended December 31,
	2024	2023
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$193,564	$612,508
Write-off of plant and equipment	-	13,253
Write-off of trademark	-	4,781
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expenses	117,805	63,183
Disposal of plant and equipment	-	(2,107)
Changes in operating assets and liabilities:
Accounts receivable	32,395	(56,847)
Inventories	(1,187)	569
Prepaid expenses, deposits and other receivables	(264,810)	(13,520)
Tax asset	(5,258)	(1,959)
Accounts payable	(32,076)	1,942
Accrued liabilities and other payables	65,181	90,800
Deferred revenue	(393,830)	-
Interest of hire purchase	-	-
Deferred tax liability	28,408	6,328
Change in lease liability	(54,749)	(46,503)
Net cash flows (used in)/provided by operating activities	$(314,557)	$672,428

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	$(262,000)	$(720,796)
Proceeds from disposal of plant and equipment	-	2,107
Trademark renewal	-	-
Net cash flows used in investing activities	$(262,000)	$(718,689)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance to director	$(336)	$468,354
Advance from related party	-	175,627
Principal repayments of bank loan	-	-
Repayments of hire purchase	(22,606)	(19,689)
Net cash flows (used in)/provided by financing activities	$(22,942)	$624,292

Effect of exchange rate changes in cash and cash equivalents	44,116	2,333

Net changes in cash and cash equivalents	(555,383)	580,364
Cash and cash equivalents, beginning of period	855,632	65,619

CASH AND CASH EQUIVALENTS, END OF PERIOD	$300,249	$645,983

SUPPLEMENTAL CASH FLOWS INFORMATION

Income taxes paid	$1,642	$1,959
Interest paid	$5,943	$4,627

See accompanying notes to unaudited condensed financial statements.

F-5

MELUHA THERAPEUTICS BERHAD

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2024 AND 2023

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

Meluha Therapeutics Berhad (“the Company”) was incorporated as a private limited company under the laws of Malaysia on April 2, 2009, with the name Hygieia Inovasi Sdn. Bhd. On October 22, 2010, the Company changed its name to Hygieia Innovation Sdn. Bhd. On July 16, 2015, the Company further changed its name to Hygieia Therapeutics Sdn. Bhd and on November 21, 2017, to Meluha Life Sciences Sdn. Bhd and again, on October 22, 2020, to Meluha Therapeutics Sdn. Bhd. On September 13, 2023, the Company’s status was changed to that of a public limited company and accordingly, its name was changed to Meluha Therapeutics Berhad, which remains its current name. Meluha Therapeutics Berhad is a biotech company, with its’ headquarters in Malaysia.

We are primarily involved as a contract manufacturer for cellular therapy, and drug discovery and for the performance of related research and development. We manufacture cell-based medicinal products and exosome-based medicine using innovative stem cell technology. Our customers are mainly healthcare companies and individuals in Malaysia. The Company has applied to have its facilities certified as Good Manufacturing Practices by July 2026 and thereafter to proceed with clinical testing required for approval of its products by the Ministry of Health for wider use by public. Our current main products are described as below.

myCell

myCell is an advanced regenerative drug product consisting of a liquid suspension derived from human Wharton’s Jelly, which comes from umbilical cord mesenchymal stem cells (hWJ-MSCs). It is administered intra-articularly into the knee of patients with osteoarthritis experiencing Kellegren-Lawrence Grade (KLG) symptoms who have not found sufficient relief from standard care medications. By leveraging the regenerative potential of stem cells, myCell aims to reduce inflammation, promote tissue repair, and improve joint function. It is available in two dosage forms: pre-filled syringes (2 mL) and pre-filled infusion bags (50 mL), with each containing either 25, 50, or 100 million cells to accommodate varying treatment needs.

Chondrogen

Chondrogen is a treatment package that combines allogeneic human Wharton’s Jelly-derived mesenchymal stromal cells (hWJ-MSCs) with hyaluronic acid, which acts as a supportive scaffold for cell attachment and tissue regeneration. These components can be administered separately or reconstituted together for intra-articular injection into the affected knee. This treatment is designed for knee cartilage defects in patients with osteoarthritis, specifically for those with an International Cartilage Repair Society (ICRS) Grade IV cartilage defect resulting from degeneration or repetitive trauma. Chondrogen is available in pre-filled syringes (2 mL or 20 mL) containing 5, 15, 20, or 100 million MSCs. Additionally, a single pre-filled 3 mL syringe contains 90 mg of hyaluronic acid, providing a well-rounded treatment option tailored to different patient needs.

The Company’s executive office is located at Lot 8D, Jalan Teknologi 3/6, Kawasan Perindustrian Nouvelle, Taman Sains Selangor, 1, Pju 5 Kota Damansara, 47810 Petaling Jaya, Selangor, Malaysia.

As of December 31, 2024, Ramesh A/L Saravanamuthu owned 3,359,438 shares of common stock, possessing 33.6% of the voting power of the Company while Abdul Jalil bin Jidon owned 3,188,437 shares of common stock, possessing 31.9% of the voting power of the Company.

On July 29, 2024, the Company and the shareholders of the Company, executed an Acquisition and Stock Purchase Agreement (the “Agreement”) with Synergy Empire Limited (“SHMY”), a company incorporated under the laws of Nevada, United States. Pursuant to the Agreement, the Company agreed to sell 10,000,000 shares of the Company (the “Meluha Shares”), representing all of the issued and outstanding shares of common stock of the Company, which were held by all the shareholders of the Company to SHMY. As consideration, SHMY agreed to issue to the shareholders of the Company, 10,000,000 shares of series A preferred stock with par value of $0.0001 per share (“Preferred Stock”), at a value of $0.2155 per share, for an aggregate value of $2,155,000. Each share of the series A Preferred Stock possesses a voting right, which equals to each of SHMY’s common stock, with $0.0001 par value per share (“Common Stock”). SHMY consummated the acquisition of the Company on March 28, 2025. It is our understanding that the shareholders of the Company are not U.S. Persons within the meaning of Regulations S. Accordingly, the Preferred Stock are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933. Following the completion of the acquisition, (a) Ramesh A/L Saravanamuthu (beneficial owner of 3,359,438 shares of Preferred Stock) possesses 29.1% of the voting power of SHMY and (b) Abdul Jalil bin Jidon (beneficial owner of 3,188,437 shares of Preferred Stock) possesses 27.7% of the voting power of SHMY. As such these two shareholders will be able to unilaterally control the election of SHMY board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of SHMY. With the exception of these two individuals, no other shareholder of the SHMY possesses in excess of 10% of the voting power of the SHMY.

F-6

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The Company has adopted March 31 as its fiscal year end.

The reporting currency of the Company is United States Dollars (“US$”), while the functional currency of the Company is Malaysian Ringgit (“MYR”).

Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

Our deposits in Malaysia are currently deposited with Alliance Bank Berhad and CIMB Islamic Bank Berhad, who are member banks of a government body, Malaysia Insurance Deposit Corporation, or Perbadanan Insurans Deposit Malaysia, (“PIDM”), which protects eligible deposits held with member banks in Malaysia. PIDM will pay a compensation up to a limit of MYR 250,000 per depositor per member bank, which is equivalent to $55,923, if any of the aforementioned banks fails.

	As of December 31, 2024	As of March 31, 2024

Cash and cash equivalents
Denominated in US$	$15,535	$64,172
Denominated in MYR	284,714	791,460
Cash and cash equivalents	$300,249	$855,632

F-7

Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation and impairment loss. Depreciation is provided over their expected useful lives and calculated using the straight-line method over the following periods:

Asset Categories	Depreciation Periods
Renovation	10 years
Office and laboratory equipment	10 years

The cost and related accumulated depreciation of assets sold or retired are derecognized and eliminated from the respective accounts. Any gain or loss is recognized as other income or expenses in profit or loss in the statement of operations and other comprehensive income. The cost of maintenance and repairs are charged as expense in the profit and loss as incurred. Significant renewals and betterment which substantially extend the useful life of the assets are capitalized.

Impairment of Long-lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment and finite-lived intangible assets owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived assets may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

There was no impairment losses recognized during the three and nine months ended December 31, 2024 and 2023.

Inventories

Inventories are stated at the lower of cost and net realizable value. Costs are determined on a first-in, first-out basis. Net realizable value is based on the estimated selling prices of the final product, less any estimated costs to be incurred to completion and costs to sell. A provision for excess and obsolete inventory will be made based primarily on products approaching expiry period and forecasts of product demand. The excess balance above the product demand as determined by this analysis becomes the basis for excess inventory charge and the written-down value of the inventory becomes its net realizable value. Written-down inventory would not be reversed if market conditions improve. As of December 31, 2024 and March 31, 2024, the Company did not record any inventory write-downs.

Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s unaudited condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-8

Retirement Plan Costs

The Company provides a defined contribution retirement plan for eligible employees. In accordance with ASC 715-70, contributions to the plan are based on a specified percentage of employee compensation and are expensed as incurred. For the nine months ended December 31, 2024 and 2023, the Company incurred retirement plan costs of $19,863 and $12,002, respectively.

Deferred Revenue

The Company accounts for deferred revenue as the billings to customers for performance obligations that have not yet been fulfilled. As of December 31, 2024 and March 31, 2024, the Company recognized amounts of $133,394 and $501,669 respectively. The deferred revenue is expected to be recognized as revenue within 12 months from the reporting period, as all unsatisfied performance obligations are expected to be completed within that timeframe.

Research and Development

Research and development (“R&D”) costs are charged as expenses when incurred. R&D expenses include employee costs, payments to third-party contractors, laboratory materials, testing expenses, and other costs directly related to research, product development, and manufacturing support activities for cell-based medicinal products and exosome-based medicines. These expenses also include costs for process improvement and development activities such as formulation development, cell culture optimization, analytical method development, manufacturing process improvement, and scale-up activities. In addition, R&D expenses include in-house and outsourced laboratory testing and quality control activities, including sterility testing, endotoxin testing, cell viability testing, potency testing, and other related analytical and characterization services required for product development and regulatory purposes. Costs incurred from external service providers, including contract research organizations and laboratories, are recognized based on the services performed and work completed. Any advance payments made before the services are completed are recorded as prepaid expenses and recognized as R&D expenses when the related services are provided. Accordingly, all R&D costs, whether incurred internally or through third-party providers, are expensed in the period in which the underlying services are performed.

Grant Income

On September 23, 2020, the Company received a grant amounting to $312,102 from the Malaysian Investment Development Authority (“MIDA”). The purpose of this grant is to support the Company’s research and development (“R&D”) initiatives, specifically in the area of stem cell-related technologies. The funds will be utilized to advance the Company’s ongoing R&D activities aimed at developing innovative solutions and applications within the field of regenerative medicine. Grant income is recognized in the statements of operations when there is reasonable assurance that the conditions attached to the grant will be met and the grant will be received. Amounts received in advance of meeting the recognition criteria are recorded as deferred income and recognized in the statements of operations when the related conditions are satisfied.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery of goods and services has occurred, the fee is fixed or determinable and collectability is probable. Revenue is recognized when control of the promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

The Company generates revenue from the sale of the Company’s self-manufactured cell-based medicinal products, exosome-based medicines and other goods. These sales generally involve contractual arrangements with customers. Revenue is recognized based on the following five-step model addressed below:

1. Identify the contract with the customer:

A contract is established when it is approved by both parties, has commercial substance, identifies rights and payment terms, and it is probable that the Company will collect the consideration.

The contracts with customers, establish legally enforceable rights and obligations that define a tailored type of products based on each client’s requirements. These contracts outline the fees charged, payment terms, contract durations, and products to be sold. The Company sells cell-based medicinal products, exosome-based medicines and other goods.

The contracts clearly outlined the type of products, payment terms, and resulted in invoices being issued to customers, detailing the type of products sold. Based on ASC 606-10-25-1, the criteria for identifying a contract have been met-namely, the parties have approved the arrangement, each party’s rights and payment terms are identifiable, the contract has commercial substance, and collection is probable. Accordingly, these arrangements are considered contracts under ASC 606, and revenue recognition is appropriate.

F-9

2. Identify the performance obligations in the contract:

Each contract is evaluated to determine the distinct goods or services promised. The contracts specify the type of products sold by the Company, which include cell-based medicinal products, exosome-based medicines and other goods. Each contract contains a bundle of products sold which is considered a distinct performance obligation, as the customer can only derive benefit upon receipt of the bundled products in their entirety. Accordingly, each contract contains a single performance obligation.

3. Determine the transaction price:

The Company invoices the customers in accordance with the terms of the contract, with a fixed transaction price agreed upon in the contract for each distinct performance obligation. The selling price of each product stated in the contract is established through market research and management’s pricing strategy for each product category. There are no returns nor variable clauses within the contract for the pricing.

4. Allocate the transaction price to performance obligations in the contract:

Each contract constitutes a single performance obligation, therefore the entire transaction price is allocated to this single obligation and revenue is recognized upon its fulfilment.

5. Recognize revenue when or as the Company satisfies a performance obligation:

Revenue is recognized at a point in time, when the customer obtains control of the promised goods, in an amount that reflects the consideration the Company expects to receive in exchange for those goods. This aligns with ASC 606-10-25-30, as the client obtains the ability to direct the use of and benefit from the products upon delivery. Transfer of control is evidenced by the signed delivery order which denotes that the Company has fulfilled its performance obligations.

Principal versus Agency Considerations

The Company follows the guidance provided in ASC 606, Revenue from Contracts with Customers, for determining whether the Company is the principal or an agent in arrangements with customers that involve another party that contributes to the provision of goods to a customer. In these instances, the Company determines whether it has promised to provide the goods itself (as principal) or to arrange for the specified goods to be provided by another party (as an agent). This determination is a matter of judgment that depends on the facts and circumstances of each arrangement. The Company recognizes revenue from the sale of goods on a gross basis as the Company is responsible for the fulfillment, controls the delivery of the promised goods, and has full discretion in establishing prices and therefore is the principal in the arrangement.

Cost of Revenue

Cost of revenue includes the cost of manufacturing and distributing to customers and packing materials. It includes purchasing and receiving costs, internal transfer costs, other costs of distribution network, opening and closing inventory, net of discount received and return outwards in cost of revenue.

Income Tax Expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

F-10

Foreign Currencies Translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in profit or loss in the statement of operations and comprehensive income (loss).

The reporting currency of the Company is the United States Dollars (“US$” or “$”) and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in Malaysian Ringgit (“MYR”), which is the functional currency, being the primary currency of the economic environment in which the entity operates.

In general, assets and liabilities of the Company whose functional currency is not US$, are translated into US$ in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period.

Translation of amounts from the functional currency of the Company into US$1 has been made at the following exchange rates for the respective periods:

	For the nine months ended December 31,
	2024	2023
Period-end MYR : US$1 exchange rate	4.47	4.59
Period-average MYR : US$1 exchange rate	4.50	4.63

Related Parties

The Company identifies related party transactions in accordance with ASC 850, “Related Party Disclosures.” A related party is generally defined as a person or entity that has control or significant influence over the Company, or vice versa, including directors, executive officers, significant shareholders, and their immediate family members, as well as entities under common control.

The Company’s Board of Directors, or a committee thereof, is responsible for reviewing and approving all material related party transactions.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, account receivable, deposits and other receivables, amount due to related parties, account payable and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1 : Observable inputs such as quoted prices in active markets;

Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of December 31, 2024 and March 31, 2024, the Company did not have any non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

Net Income/(Loss) per Share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

F-11

Lease

The Company adopted ASU No. 2016-02, on April 1, 2019 (date of inception). The Company leases an office and laboratory for fixed periods pre-emptive extension options. The Company recognizes lease payments for its short-term lease on a straight-line basis over the lease term.

As of December 31, 2024, the Company has one operating lease of which lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

In determining the present value of the unpaid lease payments, ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As most of the Company leases do not provide an implicit rate, the Company uses its incremental borrowing rate as the discount rate for the lease. The Company incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability. As of December 31, 2024 and March 31, 2024, the longest credit term for certain customers are 60 days.

Accounts receivable is recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as identified. For the three and nine months ended December 31, 2024 and 2023, the Company has no allowance for expected credit loss recognized.

Measurement of Credit Losses on Financial Instruments

The Company adopted ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326), which replaces the incurred loss methodology with an expected credit loss methodology known as the Current Expected Credit Loss (CECL) model. This new standard requires entities to estimate credit losses over the life of a financial asset based on historical experience, current conditions, and reasonable forecasts.

The adoption of the CECL model applies to the Company’s portfolio of accounts receivable and other financial assets, and resulted in changes to the methodology for determining the allowance for credit losses. Under the CECL model, the Company recognizes an allowance for credit losses at the inception of a financial asset and adjusts it over the life of the asset based on updated expectations of credit losses. Given the nature of our receivables, the Company primarily assesses credit losses based on historical default rates adjusted for current conditions. The estimation process is periodically reviewed to ensure relevance to current economic factors.

The Company applies the simplified approach under ASC 326, recognizing lifetime expected credit losses upon initial recognition. As of December 31, 2024 and March 31, 2024, the Company has not recognized any credit losses on accounts receivable, as customers have demonstrated good repayment behaviour. The Company continuously monitors customer payment patterns and will reassess credit loss provisions if necessary.

Recently Issued Accounting Standards

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The ASU 2023-07 is effective for annual reporting periods beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact this ASU may have on its financial statements and related disclosures.

F-12

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. The ASU requires that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate). The ASU is effective for public business entities for annual periods beginning after December 15, 2024. Early adoption is permitted. As an emerging growth company, the Company is currently evaluating the impact of these standards on its financial statements and related disclosures.

In March 2024, the FASB issued ASU 2024-02 Codification Improvements – Amendments to Remove References to the Concepts Statements. This ASU amends the ASC by removing references to various FASB Concepts Statements to simplify the ASC and draw a distinction between authoritative and non-authoritative literature. The amendments in this update apply to all reporting entities within the scope of the affected accounting guidance and are effective for public entities for fiscal years beginning after December 15, 2024. The Company is currently evaluating the impact this ASU may have on its financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires enhanced disclosures of certain income statement expenses. In January 2025, the FASB issued ASU 2025-01 to clarify the effective date of ASU 2024-03. The standard is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted, either prospectively or retrospectively. The Company is currently evaluating the impact of these standards on its financial statements and related disclosures.

In March 2025, the FASB issued ASU 2025-02, Liabilities (Topic 405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122, which removes certain SEC guidance related to obligations to safeguard crypto-assets. The Company does not engage in activities involving crypto-assets; therefore, the adoption of this ASU is not expected to have a material impact on its financial statements.

In May 2025, the FASB issued ASU 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer, which amends ASC 718 and ASC 606 to (i) expand the definition of a performance condition to include vesting tied to a customer’s own purchases or the purchases of the customer’s customers, (ii) require entities to estimate expected forfeitures, and (iii) clarify that the variable consideration guidance in ASC 606 does not apply to share-based consideration payable to a customer. The amendments are effective for annual and interim periods beginning after December 15, 2026, with early adoption permitted. We are currently evaluating the impact of this guidance on our financial statements.

In July 2025, the FASB issued ASU 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient for measuring expected credit losses on current trade receivables and contract assets by assuming that current conditions remain unchanged over the life of the asset. The amendments are effective for annual and interim periods beginning after December 15, 2025, with early adoption permitted. We are currently evaluating the impact of this guidance on our financial statements.

In December 2025, the FASB issued ASU 2025-11 “Interim Reporting (Topic 270): Narrow-Scope Improvements”. This ASU provides a comprehensive list of required interim disclosures and introduces a disclosure principle requiring entities to disclose events since the end of the last annual reporting period that have a material impact on the entity. This ASU is effective for interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the effect of adopting of this ASU.

In December 2025, the FASB issued ASU 2025-12 “Codification Improvements”. This ASU represents changes to the Codification that (1) clarify, (2) correct errors, or (3) make minor improvements. This ASU is effective for annual reporting periods beginning after December 15, 2026, and interim periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the effect of adopting of this ASU.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

3. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has an accumulated deficit of $1,917,181 as of December 31, 2024. Furthermore, the Company recorded a negative working capital of $790,269 as of December 31, 2024.

The Company’s cash position may not sufficient to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire financial support from its major shareholders.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

F-13

4. ACCOUNTS RECEIVABLE

	As of December 31, 2024	As of March 31, 2024
Accounts receivable, gross	$80,906	$107,447
Allowance for expected credit loss	-	-
Accounts receivable, net	$80,906	$107,447

5. PREPAID EXPENSES, DEPOSITS & OTHER RECEIVABLES

	As of December 31, 2024	As of March 31, 2024
Prepaid expenses	$14,277	$16,747
Deposits	17,493	16,343
Other receivables	279,176	8,738
Total	$310,946	$41,828

Prepaid expenses represent the payments of insurance, service and maintenance fees.

Deposits represent the deposit payments of building rental and rental of photocopy machine.

Other receivables mainly represent the amount to be received from clinical studies and downpayment for plant and equipment.

6. INVENTORIES

As of December 31, 2024 and March 31, 2024, the Company’s inventories consisted of the following:

	As of December 31, 2024	As of March 31, 2024
Consumables and supplies	$42,778	$41,809
Finished goods	2,825	216
Inventories	$45,603	$42,025

The Company classifies laboratory consumables used in the production process as inventory, as they are consumed in the manufacturing of finished goods, but are not incorporated into the final product.

7. PLANT AND EQUIPMENT

	As of December 31, 2024	As of March 31, 2024
Office equipment	$32,999	$13,101
Renovation	674,089	837,994
Furniture and fittings	166,874	805
Electrical equipment	188,944	1,154
Laboratory equipment	361,291	250,461
Computer and software	28,141	22,060
CCTV	-	-
Total plant and equipment	$1,452,338	$1,125,575
Less: Accumulated depreciation	(139,963)	(72,696)
Total plant and equipment	$1,312,375	$1,052,879

Depreciation expenses for the nine months ended December 31, 2024 and 2023 amounted to $63,637 and $15,725 respectively.

F-14

8. ACCRUED LIABILITIES AND OTHER PAYABLE

	As of December 31, 2024	As of March 31, 2024
Accrued expenses	$8,364	$1,059
Accrued audit fees	48,266	43,556
Accrued laboratory rental fees	48,318	45,726
Accrued renovation fees and laboratory equipment	56,173	-
Other payable	407,372	385,519
Total	$568,493	$475,860

Accrued expenses of the Company consist of accrued salary, rental, utilities bills, taxation fee and professional fee.

Other payable consist of amount payable to a third party. Refer Note 18 for further details.

9. DEFERRED REVENUE

As of December 31, 2024 and March 31, 2024, the Company has deferred revenue of $133,394 and $501,669 respectively. The deferred revenue represents payment received from the customers for which the Company is yet to perform the obligations of delivering the goods to the customers.

10. AMOUNT DUE TO DIRECTORS

As of December 31, 2024 and March 31, 2024, there were two directors of the Company who advanced a total of $489,581 and $463,639 respectively, to the Company. The amount due to directors is unsecured, non-interest bearing and repayable on demand.

11. AMOUNT DUE TO A RELATED PARTY

As of December 31, 2024 and March 31, 2024, the Company has an outstanding amount due to a related party, amounting to $241,672 and $228,708 respectively.

The table below sets forth the major related parties and their relationships with the Company:

Name of Related Parties	Relationship with the Company
Ramesh A/L Saravanamuthu	Chief Executive Officer, Director of the Company
Khor Jiak Woen	Director of Meluha Therapeutics Berhad, resigned on April 20, 2024 and wife of Ramesh A/L Saravanamuthu
Reliance Medical Sdn. Bhd.	Our CEO, Mr. Ramesh A/L Saravanamuthu is the director and controlling shareholder of this company
Armada Upaya Sdn. Bhd.	Our CEO, Mr. Ramesh A/L Saravanamuthu is the director and controlling shareholder of this company

The related party balances comprised the following at the end of the periods:

	As of December 31, 2024	As of March 31, 2024
Amount due to a related party
Reliance Medical Sdn. Bhd.	$248,729	$235,387

Accounts receivable
Reliance Medical Sdn. Bhd.	$(7,057)	$(6,679)

Amount due to a related party, net	$241,672	$228,708

The amount due to related party consists of non-trade portion while the accounts receivable consists of trade receivables. The amount due to related party for non-trade portion is unsecured, non-interest bearing and repayable on demand.

The Company leases one office space with fee from Armada Upaya Sdn. Bhd. with the following address:

	Property Address	Leasing Period	Monthly Leasing Fee
1.	Lot 8D, Jalan Teknologi 3/6, Kawasan Perindustrian Nouvelle, Taman Sains Selangor, 1, Pju 5 Kota Damansara, 47810 Petaling Jaya, Selangor, Malaysia.	September 15, 2023 to June 30, 2039	$8,166

F-15

The related party transactions comprised the following for the nine-months ended:

	December 31, 2024	December 31, 2023
Included in revenue
Reliance Medical Sdn. Bhd.	$-	$79,286

Included in cost of revenue
Reliance Medical Sdn. Bhd.	$-	$7,349

Included in general and administrative expenses
Rental Storage costs - Khor Jiak Woen	$666	$1,945

Lease expense – Armada Upaya Sdn. Bhd.*	$75,754	$28,729

*Lease payments of $75,948 and $27,774 were paid to Armada Upaya Sdn. Bhd. for the nine months ended December 31, 2024 and 2023 respectively.

The related party transactions comprised the following for the three-months ended:

	December 31, 2024	December 31, 2023
Included in general and administrative expenses
Rental storage costs - Khor Jiak Woen	$-	$648

Lease expense – Armada Upaya Sdn. Bhd.**	$25,316	$24,625

*Lease payments of $25,316 and $24,640 were paid to Armada Upaya Sdn. Bhd. for the three months ended December 31, 2024 and 2023 respectively.

12. HIRE PURCHASE

In August 2020, the Company acquired a laboratory equipment financed by $136,513 hire purchase loan for 60 months at a fixed flat rate of 6.38% per annum with first installment commencing August 2020 and monthly installment amounted approximately $3,001.

As of December 31, 2024 and March 31, 2024, the details of hire purchase liabilities are as follows:

	As of December 31, 2024	As of March 31, 2024
Hire purchase, gross
Current portion obligations	$19,573	$31,754
Non-current portion obligations	-	10,585
Less: Future interest charges	(621)	(2,854)
Hire purchase, net	$18,952	$39,485
Current portion obligations	18,952	29,110
Non-current portion obligations	-	10,375
Total hire purchase obligations	$18,952	$39,485

Interest expenses incurred on hire purchase obligations for the nine months ended December 31, 2024 and 2023 are $2,377 and $4,627 respectively. Interest expenses incurred on hire purchase obligations for the three months ended December 31, 2024 and 2023 are $594 and $1,350 respectively.

Maturities of the loan for the remaining years are as follows:

Year ending March 31
2025	$7,989
2026	10,963
Total	$18,952

F-16

13. LEASE RIGHT-OF-USE ASSET AND LEASE LIABILITIES

The Company officially adopted ASC 842 for the period on and after April 1, 2022 as permitted by ASU 2016-02. ASC 842 originally required all entities to use a “modified retrospective” transition approach that is intended to maximize comparability and be less complex than a full retrospective approach. On July 30, 2018, the FASB issued ASU 2018-11 to provide entities with relief from the costs of implementing certain aspects of the new leasing standard, ASU 2016-02, which permits entities to elect not to recast the comparative periods presented when transitioning to ASC 842. As permitted by ASU 2018-11, the Company elects not to recast comparative periods.

As of April 1, 2022, the Company recognized approximately $107,631, lease liability as well as right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. Initial lease liabilities are measured at present value of the sum of remaining rental payments as of April 1, 2022, with discounted rate of 4.23% adopted from Bank Negara Malaysia’s base lending rate as a reference for discount rate, as this bank is the national bank of Malaysia. For the year ended March 31, 2024, the Company entered into a new office leasing agreement with monthly leasing fee of approximately $8,166 and tenancy period from September 15, 2023 to December 31, 2024. Initial lease liabilities are measured at present value of the sum of remaining rental payments as of September 15, 2023, with discounted rate of 3.66% adopted from Bank Negara Malaysia’s base lending rate as a reference for discount rate. In July 2024, the office leasing period has been renewed to June 30, 2039 for 15 years.

The total lease cost is recognized over the lease term on a straight-line basis. All cash payments of operating lease cost are classified within operating activities in the statement of cash flows.

As of December 31, 2024 and March 31, 2024, the right of use assets totaled $1,149,879 and $70,972, respectively.

For the nine months ended December 31, 2024 and 2023, the amortization of the right of use assets amounted to $54,565 and $60,716, respectively.

As of December 31, 2024 and March 31, 2024, operating lease liabilities consist of the following:

	As of December 31, 2024	As of March 31, 2024
Operating lease
Lease liabilities – current portion	$61,251	$71,525
Lease liabilities – non-current portion	1,088,628	-
Total	$1,149,879	$71,525

Maturities of the operating lease for the remaining years are as follows:

Year ending March 31
2025	$25,501
2026	102,004
2027	102,004
2028	102,004
2029	102,004
2030	102,004
2031	102,004
2032	102,004
2033	102,004
2034	102,004
2035	102,004
2036	102,004
2037	102,004
2038	102,004
2039	102,004
2040	25,501
Less: imputed interest	(329,179)
Total operating lease liabilities, net of interest	$1,149,879

Other lease information is as follows:

	For the nine months ended December 31,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow to operating lease	$54,168	$47,458
Right-of-use assets obtained in exchange for operating lease liabilities	1,179,675	124,385
Remaining lease term for operating lease (years)	14.50	1.00
Weighted average discount rate for operating lease	3.66%	3.66%

F-17

14. CONCENTRATION OF RISK

(a) Major Customers

For the three months ended December 31, 2024, the Company generated total revenue of $180,294, of which two customers accounted for more than 10% of the Company’s total revenue. For the three months ended December 31, 2023, the Company generated total revenue of $239,707, of which one customer accounted for more than 10% of the Company’s total revenue. The customers who accounted for more than 10% of the Company’s total revenue and its outstanding receivable balance at period-end is presented below:

	For the three months ended December 31,
	2024	2023	2024	2023	2024	2023
	Revenue		Percentage of Revenue		Accounts receivable

Customer A	$246,365	$199,892	137%	83%	$37,666	$128,565
Customer D	22,562	-	12%	-%	13,377	-
Others	(88,633)	39,815	(49)%	17%	29,863	2,724
Total	$180,294	$239,707	100%	100%	$80,906	$131,289

For the nine months ended December 31, 2024, the Company generated total revenue of $1,253,160, of which two customers accounted for more than 10% of the Company’s total revenue. For the nine months ended December 31, 2023, the Company generated total revenue of $815,994, of which two customers accounted for more than 10% of the Company’s total revenue. The customers who accounted for more than 10% of the Company’s total revenue and its outstanding receivable balance at period-end is presented below:

	For the nine months ended December 31,
	2024	2023	2024	2023	2024	2023
	Revenue		Percentage of Revenue		Accounts receivable

Customer A	$731,468	$551,554	58%	68%	$37,666	$128,565
Customer B	401,554	-	32%	-%	-	-
Customer C	-	93,222	-%	11%	-	-
Others	120,138	171,218	10%	21%	43,240	2,724
Total	$1,253,160	$815,994	100%	100%	$80,906	$131,289

F-18

(b) Major Suppliers

For the three months ended December 31, 2024, the Company incurred purchases of $46,241, of which four suppliers accounted for more than 10% of the Company’s purchases. For the three months ended December 31, 2023, the Company incurred purchases of $15,095, of which three suppliers accounted for more than 10% of the Company’s purchases. The suppliers who accounted for more than 10% of the Company’s purchases and its outstanding payable balance at period-end is presented below:

	For the three months ended December 31,
	2024	2023	2024	2023	2024	2023
	Purchases		Percentage of Purchases		Accounts payable

Supplier A	$8,861	$443	19%	3%	$-	$-
Supplier B	8,301	3,415	18%	23%	-	-
Supplier C	6,196	-	13%	-%	-	-
Supplier D	5,275	-	12%	-%	-	-
Supplier E	4,134	4,154	9%	27%	-	-
Supplier F	-	2,702	-%	18%	-	-
Supplier H	3,388	-	7%	-%	-	-
Others	10,086	4,381	22%	29%	21,763	10,186
Total	$46,241	$15,095	100%	100%	$21,763	$10,186

For the nine months ended December 31, 2024, the Company incurred purchases of $229,424, of which two suppliers accounted for more than 10% of the Company’s purchases. For the nine months ended December 31, 2023, the Company incurred purchases of $59,703, of which four suppliers accounted for more than 10% of the Company’s purchases. The suppliers who accounted for more than 10% of the Company’s purchases and its outstanding payable balance at period-end is presented below:

	For the nine months ended December 31,
	2024	2023	2024	2023	2024	2023
	Purchases		Percentage of Purchases		Accounts payable

Supplier A	$30,246	$2,453	13%	4%	$-	$-
Supplier E	7,059	6,406	3%	11%	-	-
Supplier F	-	8,646	-%	14%	-	-
Supplier G	106,615	-	47%	-%	-	-
Supplier H	6,940	10,597	3%	18%	-	-
Supplier I	-	7,349	-%	12%	-	-
Others	78,564	24,252	34%	41%	21,763	10,186
Total	$229,424	$59,703	100%	100%	$21,763	$10,186

(c) Economic and political risk

The Company’s major operations are conducted in Malaysia. Accordingly, the political, economic, and legal environments in Malaysia, as well as the Malaysia’s economy, may influence the Company’s business, financial condition, and results of operations. Furthermore, the Company’s operations may also be affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation in Malaysia. The escalation tensions in the Middle East may impact the global economic situation, which indirectly may impact the Company’s operations.

(d) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate post higher or lower income depending on exchange rate converted into US$ at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

F-19

15. INCOME TAX

The income before income taxes of the Company for the nine months ended December 31, 2024 and 2023 were comprised of the following:

	For the nine months ended December 31,
	2024	2023
Tax jurisdictions from:
– Malaysia	$218,861	$672,669

Income before income taxes	$218,861	$672,669

The tax expense consisted of the following:

	For the nine months ended December 31,
	2024	2023
Current income tax:
- Local	$-	$-
- Foreign	$2,881	$337

Deferred tax expense:
- Local	$-	$-
- Foreign	$22,416	$59,824

Total tax expense	$25,297	$60,161

During the periods presented, the Company was operated in Malaysia and hence is subject to tax in the jurisdiction of Malaysia with the effective tax rate as follow:

Malaysia

The Company is subject to the Malaysian Corporate Tax Laws whereby the Company is subject to the corporate tax rate of 24% as the Company has a paid-up capital exceeding MYR 2,500,000 (approximately $559,234). Accordingly, the Company is taxed at the prevailing corporate tax rate of 24% on their assessable income for the relevant year of assessment.

For the nine months ended December 31, 2024 and 2023, the Company generated income before tax of $218,861 and $672,669 respectively.

On June 10, 2014, Meluha Therapeutics Berhad was awarded BioNexus Status, as approved by the Minister of Finance, Malaysia. This status grants the Company a 100% tax exemption on profits derived from approved activities for a period of 10 years, starting from the year it derives its first statutory income in 2015. Accordingly, the tax exemption period covered the years from 2015 to 2024, and expired on June 30, 2024. As of December 31, 2024, the Company no longer held BioNexus Status.

F-20

Effective and Statutory Rate Reconciliation

The following table summarizes a reconciliation of the Company’s tax expenses:

	For the nine months ended December 31,
	2024	2023
Malaysia statutory tax rate	24%	24%
Computed expected expenses	$52,527	$161,441
Income not subject to tax	(29,928)	(75,841)
Tax effect on non-deductible expenses	20,638	24,412
BioNexus Status exemption	(17,940)	(80,183)
Reversal of valuation allowance	-	30,332
Income tax expense	$25,297	$60,161

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2024 and March 31, 2024:

	As of December 31, 2024	As of March 31, 2024

Deferred tax liabilities:	$73,667	$42,635

The following table shows the movement impact on statement of operations:

Deferred tax liabilities

Balance as of March 31, 2024	$(42,635)
Change during the period recognized in income tax expense	(31,032)
Balance as of December 31, 2024	$(73,667)

As of December 31, 2024 and March 31, 2024, the Company recognized deferred tax liabilities primarily arising from taxable temporary differences. Deferred tax liabilities as of December 31, 2024 and March 31, 2024 were $73,667 and $42,635, respectively. The reversal of deferred tax liabilities in future periods may result in taxable income and income taxes payable, depending on the Company’s future taxable profits and applicable tax laws.

F-21

16. STOCKHOLDERS’ EQUITY

The regulations in Malaysia, do not require a company to have authorized stocks and par value of stocks.

As of December 31, 2024, the Company has 10,000,000 shares of common stock issued and outstanding with an aggregate value of $3,241,314. The shares have no par value.

During the nine months ended December 31, 2024 and the year ended March 31, 2024, the Company did not issue any shares of common stock.

17. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, healthcare products manufacturing business and single reportable segment based on country, Malaysia.

In accordance with the “Segment Reporting” Topic of the ASC, the Company uses the “management approach” in determining reportable segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM has been identified as the Chief Executive Officer and Chairman of the Board of Director, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Significant segment expenses are the same as these presented under the operating costs and expenses in the statements of operations. The CODM reviews and utilizes these financial metrics together with non-financial metrics to make operation decisions, such as the determination of the price at which the Company charges for its products and services and the allocation of budget between operating costs and expense. The Company’s chief operating decision maker has assessed that the single material operating unit qualify for aggregation under “Segment Reporting” due to its specific customer base and economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. The Company also operates in one geographical segment, being Malaysia.

	For the nine months ended and as of December 31, 2024
By Business Unit	Biotechnology products	Total
Revenue	$1,253,160	$1,253,160

Cost of revenue	(242,804)	(242,804)
General and administrative expenses	(796,294)	(796,294)

Income from operations	$214,062	$214,062

Total assets	$3,207,091	$3,207,091
Capital expenditure	$262,000	$262,000

F-22

	For the nine months ended and as of December 31, 2024
By Country	Malaysia	Total
Revenue	$1,253,160	$1,253,160

Cost of revenue	(242,804)	(242,804)
General and administrative expenses	(796,294)	(796,294)

Income from operations	$214,062	$214,062

Total assets	$3,207,091	$3,207,091
Capital expenditure	$262,000	$262,000

	For the nine months ended and as of December 31, 2023
By Business Unit	Biotechnology products	Total
Revenue	$815,994	$815,994

Cost of revenue	(74,707)	(74,707)
General and administrative expenses	(379,288)	(379,288)

Income from operations	$361,999	$361,999

Total assets	$2,901,188	$2,901,188
Capital expenditure	$720,796	$720,796

	For the nine months ended and as of December 31, 2023
By Country	Malaysia	Total
Revenue	$815,994	$815,994

Cost of revenue	(74,707)	(74,707)
General and administrative expenses	(379,288)	(379,288)

Income from operations	$361,999	$361,999

Total assets	$2,901,188	$2,901,188
Capital expenditure	$720,796	$720,796

F-23

18. COMMITMENTS AND CONTINGENCIES

As of December 31, 2024, the Company has future commitments with regard to the repayment of lease liabilities, as disclosed in Note 13 to the financial statements.

As of December 31, 2024, the Company was involved in a litigation matter relating to a demand notice issued by a third party. The third party requested the Company to repay the amount of MYR1,821,113 (December 31, 2024: $407,371 and March 31, 2024: $385,519) which had been previously advanced to the Company in relation to a contract manufacturing agreement dispute from 2018. It is reflected under Other Payables, as disclosed in Note 8 to the financial statements. The case has subsequently been settled via a court judgement in September 2025, whereby the court had ordered that MYR1,500,000 (USD translation amounts of $335,540 and $317,797 as at December 31, 2024 and March 31, 2024 respectively), be repaid to the third party as full and final settlement for this case by October 13, 2025. The Company has subsequently settled the third party on October 10, 2025.

The Company is a party to litigation commenced in 2020 by a former research assistant alleging infringement of moral rights and seeking, among other relief, invalidation of a patent registered by the Company. The High Court dismissed the claimant's claims and judgment was entered in favor of the Company. The claimant subsequently appealed the decision to the Malaysian Court of Appeal. The Company also filed a cross-appeal relating to the dismissal of certain counterclaims. The appeal and the counter claim hearing in the High Court was in December 2024. Based on the advice of external legal counsel and the outcome of the High Court proceedings, management believed that the Company had reasonable legal defenses to the claims and that a loss was not probable as of March 31, 2024 and March 31, 2023. Accordingly, no provision has been recognized in these financial statements. The ultimate outcome of the appeal could not be determined with certainty as at the reporting date and an adverse outcome could have resulted in damages, legal costs and other remedies being awarded against the Company.

19. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2024 up through the date the Company presented these unaudited condensed financial statements. They are as follows:

a.	On July 29, 2024, the Company and the shareholders of the Company, executed an Acquisition and Stock Purchase Agreement (the “Agreement”) with Synergy Empire Limited (“SHMY”), a company incorporated under the laws of Nevada, United States. Pursuant to the Agreement, the Company agreed to sell 10,000,000 shares of the Company (the “Meluha Shares”), representing all of the issued and outstanding shares of common stock of the Company, which were held by all the shareholders of the Company to SHMY. As consideration, SHMY agreed to issue to the shareholders of the Company, 10,000,000 shares of series A preferred stock with par value of $0.0001 per share (“Preferred Stock”), at a value of $0.2155 per share, for an aggregate value of $2,155,000. Each share of the series A Preferred Stock possesses a voting right, which equals to each of SHMY’s common stock, with $0.0001 par value per share (“Common Stock”). SHMY consummated the acquisition of the Company on March 28, 2025. It is our understanding that the shareholders of the Company are not U.S. Persons within the meaning of Regulations S. Accordingly, the Preferred Stock are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933. Following the completion of the acquisition, (a) Ramesh A/L Saravanamuthu (beneficial owner of 3,359,438 shares of Preferred Stock) possesses 29.1% of the voting power of the SHMY and (b) Abdul Jalil bin Jidon (beneficial owner of 3,188,437 shares of Preferred Stock) possesses 27.7% of the voting power of the SHMY. As such these two shareholders will be able to unilaterally control the election of SHMY board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of SHMY. With the exception of these two individuals, no other shareholder of SHMY possesses in excess of 10% of the voting power of SHMY.

b.

On December 12, 2025, the Court of Appeal of Malaysia allowed the appeal in a copyright and patent-related dispute brought against the Company and certain former employees as mentioned in Note 18. The Court awarded moral rights damages of MYR100,000, additional damages of MYR100,000, costs of MYR50,000 and allocatur fees of MYR2,000, for a total award of MYR252,000 (approximately USD53,347). The Court also ordered interest at 5% per annum from the date of filing of the action until full settlement. On February 11, 2026, the claimant’s solicitors issued a demand for MYR313,425 (approximately USD66,350), comprising the court-awarded damages, costs, allocatur fees and accrued interest through February 19, 2026 which was agreed to be borne and paid equally by all respondents. On February 19, 2026, the Company made a payment of MYR104,475 (approximately USD22,117) and the balance paid by the other respondents on March 5, 2026 in connection with the judgment. Accordingly, full settlement of the judgement amount has been made.

c.

Subsequent to the financial year ended 31 March 2024, the Company became involved in an employment dispute with a former employee who resigned from employment during May 2025. The former employee subsequently filed a representation under Section 20 of the Industrial Relations Act 1967 alleging constructive dismissal. The matter was referred by the Director General of Industrial Relations to the Industrial Court in November 2025 and remains ongoing as at the date of approval of these financial statements. The Company disputes the allegations and is actively defending the proceedings through its solicitors. The Company has also commenced a separate claim for salary in lieu of notice arising from the employee’s departure prior to completion of the contractual notice period. The Industrial Court’s directions are that parties are to file their respective witness statements by November 11, 2026 and the hearing for this matter is fixed for December 4, 2026 and January 1, 2027. In the event that the Company is not successful in defending its position, the Company’s solicitors have estimated that the maximum potential liability is approximately MYR70,000 (USD14,819). As the dispute arose after the reporting date and remains subject to determination by the Industrial Court, no adjustment has been made to the amounts recognized in these financial statements.

Other than the matters described above, the Company has evaluated subsequent events through the date the financial statements were issued and has determined that there were no subsequent events that require disclosure or adjustment to the financial statements.

F-24